Exhibit (j)
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Other Service Providers” in the American Beacon Funds Statement of Additional Information, dated March 1, 2008, on Form N-1A, filed with the Securities and Exchange Commission on February 29, 2008 in Post-Effective Amendment No. 70 (File no. 33-11387). We further consent to the incorporation by reference of our report, dated February 25, 2008, on the financial statements and financial highlights of Equity 500 Index Portfolio, included in the Annual Report to Shareholders for the year ended December 31, 2007.

Boston, Massachusetts	Ernst & Young, LLP
February 29, 2008